Exhibit 99.1

EAGLE FINANCIAL SERVICES, INC. ANNOUNCES

QUARTERLY DIVIDEND

October 21, 2010
Contact: Kathleen J. Chappell, Vice President and CFO	540-955-2510
kchappell@bankofclarke.com

BERRYVILLE, VIRGINIA (October 21, 2010) – Eagle Financial Services, Inc. (OTC BULLETIN BOARD: EFSI), the holding company for Bank of Clarke County, whose divisions include Eagle Investment Group, declared a regular cash dividend on October 20, 2010, of $0.18 per common share payable November 15, 2010 to shareholders of record on November 1, 2010.

The Bank of Clarke County operates 10 retail bank branches located throughout Clarke and Frederick Counties, as well as the City of Winchester, VA. The Company’s common stock is listed for trading on the Over-the-Counter (OTC) Bulletin Board under the ticker symbol EFSI.